EXHIBIT 7(d)
                               POWER OF ATTORNEY

STATE OF :    TEXAS
COUNTY OF:    BEXAR

         Know all men by these presents that the undersigned Director of USAA Life Insurance Company, a Texas corporation ("Corporation"), constitutes and appoints Michael D. Wagner, Cynthia A. Toles, and W. James Nabholz, each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign registration statements on any form or forms filed under the Securities Act of 1933 and the Investment Company Act of 1940 and any and all amendments thereto, with all exhibits, instruments, and other documents necessary or appropriate in connection therewith and to file them with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ Edward R. Dinstel                04/18/02
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Edward R. Dinstel                    Date
Director

On this  18  day of April, 2002, before me, Edward R. Dinstel, the undersigned
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Notary Public, personally appeared Edward R. Dinstel, known to me to be the person whose name is subscribed to the above Power of Attorney, and acknowledged that he executed it.

WITNESS my hand and official seal

                                                      /s/ M.L. Vera Cruz
My Commission Expires:                               --------------------------
                                                     Notary Public
   11-17-2002                                        State of Texas
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95147     [notary seal]